Sheet1

ML Variable Series Funds, Inc.
Series Number: 10
File Number: 811-3290
CIK Number: 355916
Domestic Money Market Fund
For the Period Ending: 12/31/2000

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the year ended December 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

04/18/2000	$ 4,750	CIT Group Holdings	5.00%	04/24/2001
05/30/2000	5,000	Kitty Hawk Funding Corp.	6.61	07/18/2000
06/01/2000	3,598	Kitty Hawk Funding Corp.	6.61	07/18/2000
06/02/2000	8,236	Apreco, Inc.	6.59	07/27/2000
06/15/2000	3,936	Enterprise Funding Corp.	6.60	09/05/2000
06/19/2000	7,550	Edison Asset Securitiz	6.60	08/11/2000
07/19/2000	6,000	Forrestal Funding	6.57	10/13/2000
ML Variable Series Funds, Inc.
Series Number: 10
File Number: 811-3290
CIK Number: 355916
Domestic Money Market Fund
For the Period Ending: 12/31/2000

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the year ended December 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

04/18/2000	$ 4,750	CIT Group Holdings	5.00%	04/24/2001
05/30/2000	5,000	Kitty Hawk Funding Corp.	6.61	07/18/2000
06/01/2000	3,598	Kitty Hawk Funding Corp.	6.61	07/18/2000
06/02/2000	8,236	Apreco, Inc.	6.59	07/27/2000
06/15/2000	3,936	Enterprise Funding Corp.	6.60	09/05/2000
06/19/2000	7,550	Edison Asset Securitiz	6.60	08/11/2000
07/19/2000	6,000	Forrestal Funding	6.57	10/13/2000
08/11/2000	1,295	Edison Asset Securitiz	6.50	10/03/2000
08/11/2000	1,351	Edison Asset Securitiz	6.50	10/02/2000
08/16/2000	5,000	Apreco, Inc.	6.51	09/18/2000
09/11/2000	8,426	Kitty Hawk Funding Corp.	6.52	10/10/2000
09/14/2000	1,866	Edison Asset Securitiz	6.53	10/13/2000
09/14/2000	2,146	Intrepid Funding	6.54	10/16/2000
10/10/2000	3,000	Preferred Receivable	6.50	11/06/2000
11/13/2000	1,579	Intrepid Funding	6.55	12/08/2000
11/21/2000	2,000	Forrestal Funding	6.58	02/07/2001
11/21/2000	4,059	Forrestal Funding	6.59	02/08/2001
12/01/2000	1,167	Forrestal Funding	6.50	03/08/2001
12/18/2000	550	Verizon Network	6.33	03/20/2001

Last Updated on 02/28/2001
By Win95 User